UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 9, 2022
Lightning eMotors, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39283	84-4605714
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
815 14th Street SW, Suite A100
Loveland, Colorado 80537
(Address of principal executive offices, including zip code)
1-800-223-0740
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ZEV	New York Stock Exchange
Redeemable Warrants, each full warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	ZEV.WS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01     Other Events

On August 9, 2022, Lightning eMotors, Inc. (the “Company”) disclosed in its Form 10-Q that it received a subpoena from the Securities and Exchange Commission (“SEC”) requesting certain information about the Company’s business (including historical and projected performance, among other things) as part of a non-public fact-finding investigation.

On September 9, 2022, the SEC informed the Company that it had concluded its investigation, and that it did not intend to recommend an enforcement action against the Company.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lightning eMotors, Inc.
Dated: September 15, 2022
	By:	/s/ Timothy Reeser
	Name:	Timothy Reeser
	Title:	Chief Executive Officer and President